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                                                             EXHIBIT (a)(3)

                          Form of Letter of Transmittal
                              LETTER OF TRANSMITTAL

                               REGARDING INTERESTS

                                       IN

                          GAM AVALON MULTI-GLOBAL, LLC

                   TENDERED PURSUANT TO THE OFFER TO PURCHASE
                             DATED NOVEMBER 15, 2002

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                   AT, AND THIS LETTER OF TRANSMITTAL MUST BE
                   RECEIVED BY PFPC, INC. EITHER BY MAIL OR BY
                    FAX BY 12:00 MIDNIGHT, NEW YORK TIME, ON
                      FRIDAY, DECEMBER 13, 2002, UNLESS THE
                               OFFER IS EXTENDED.

              Complete The Last Page Of This Letter Of Transmittal
                            And Return Or Deliver To:
                          GAM Avalon Multi-Global, LLC
                                 c/o PFPC, Inc.
                                  P.O. Box 858
                             Claymont, DE 19703-0858

                           Attn: GAM Investor Services
                           For additional information:
                              Phone: (866) 211-4521
                               Fax: (302) 791-1713

Ladies and Gentlemen:

The undersigned hereby tenders to GAM Avalon Multi-Global, LLC, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the "Fund"), the limited liability company interest in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated November 15, 2002 ("Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constituted the "Offer"). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

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The undersigned hereby sells to the Fund the limited liability company interest in the Fund or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the limited liability company interest in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Units or portions thereof tendered hereby.

The undersigned acknowledges that the method of delivery of any documents is at the election and the complete risk of the undersigned, including, but not limited to, the failure of the Fund's Administrator, PFPC, Inc., to receive any Letter of Transmittal or other document.

Payment of the cash portion of the purchase price for the limited liability company interest in the Fund or portion thereof of the undersigned (the "Cash Payment"), as described in Section 6 of the Offer to Purchase, may be made either by check or by wire transfer. If the tendering member elects to receive payment by check, the Cash Payment will be sent directly to the mailing address of such member as listed in the Fund's records. If the tendering member elects to receive payment by wire transfer, the Cash Payment will be made by wire transfer to such member's brokerage account from which the investment was originally made. A promissory note reflecting the contingent payment portion of the purchase price, if any, together with interest accrued thereon, as described in Section 6 of the Offer to Purchase, will be held for such member by PFPC, Inc. The undersigned recognizes that the amount of the Cash Payment will be based on the unaudited estimated net asset value as of December 31, 2002, of the Units tendered, and that the contingent payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund's financial statements for fiscal year 2002, which is anticipated to be completed not later than May 30, 2003, and will be paid in cash within ten days thereafter, or on such earlier date as the Fund's Directors may determine.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

IF YOU DO NOT WANT TO SELL YOUR LIMITED LIABILITY COMPANY INTERESTS AT THIS TIME, PLEASE DISREGARD THIS NOTICE. THIS IS SIMPLY NOTIFICATION OF THE FUND'S TENDER OFFER. IF YOU DECIDE TO TENDER, YOU ARE RESPONSIBLE FOR CONFIRMING THAT PFPC, INC. HAS RECEIVED YOUR DOCUMENTS.




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
 PLEASE FAX OR MAIL (THIS PAGE ONLY) TO:    GAM Avalon Multi-Global, LLC
                                            c/o PFPC, Inc.                              For additional information:
                                            P.O. Box 858                                Phone:  (866) 211-4521
                                            Claymont, DE  19703-0858                    Fax:    (302) 791-1713
                                            Attn: GAM Investor Services

PART 1. NAME:
Name of Member:  ________________________________                  SS# or Taxpayer ID #: __________________

Phone Number #: ________________________________                  Date: ________________________________
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PART 2. AMOUNT OF LIMITED LIABILITY COMPANY INTEREST IN THE FUND TO BE TENDERED:

/    /   Entire limited liability company interest

/    /   Portion of limited liability company interest expressed as specific dollar value $ _____________. Subject to maintenance of a minimum limited liability company interest equal to $25,000. The undersigned understands that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below $25,000, the Fund reserves the right to reduce the amount to be purchased from the undersigned so a minimum $25,000 capital account balance is maintained.

PART 3. PAYMENT OPTION:

/   /    CHECK THIS BOX IF YOU WISH PAYMENT TO BE MADE BY CHECK TO YOUR
         MAILING ADDRESS LISTED IN THE FUND'S RECORDS OR, IF YOUR ADDRESS HAS CHANGED, PROVIDE YOUR NEW ADDRESS BELOW:

                  ---------------------
                  ---------------------
                  ---------------------

/   /    CHECK THIS BOX IF YOU WISH PAYMENT TO BE MADE BY WIRE TRANSFER TO THE
         BROKERAGE ACCOUNT FROM WHICH YOUR INVESTMENT WAS ORIGINALLY MADE

PART 4. SIGNATURE(S):

FOR INDIVIDUAL INVESTORS, JOINT TENANTS, IRAS AND KEOGH PLANS:

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
SIGNATURE:                                    ____________________________________________________________
                                               (Signature of Owner(s) Exactly as Appeared on Subscription
                                                              Agreement/Investor Application)

PRINT NAME OF INVESTOR:                       ____________________________________________________________

JOINT TENANT SIGNATURE:                       ____________________________________________________________
(If joint tenants, both must sign.)            (Signature of Owner(s) Exactly as Appeared on Subscription
                                                              Agreement/Investor Application)

PRINT NAME OF JOINT TENANT:                   ____________________________________________________________

FOR OTHER INVESTORS (SUCH AS CORPORATIONS, PARTNERSHIPS, LIMITED LIABILITY COMPANIES, TRUSTS, AND EMPLOYEE BENEFIT PLANS):

PRINT NAME OF INVESTOR:                       ____________________________________________________________

SIGNATURE:                                    ____________________________________________________________
                                               (Signature of Owner(s) Exactly as Appeared on Subscription
                                                                Agreement/Investor Application)

PRINT NAME OF SIGNATORY AND TITLE:            ____________________________________________________________

CO-SIGNATORY IF NECESSARY:                    ____________________________________________________________
                                                (Signature of Owner(s) Exactly as Appeared on Subscription
                                                                Agreement/Investor Application)

PRINT NAME AND TITLE OF CO-SIGNATORY:          ____________________________________________________________
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